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                                                                    Exhibit 23.3


                        CONSENT OF RYDER SCOTT COMPANY

        We hereby consent to the references to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering in the Registration Statement (Form S-3) and related prospectus of Barrett Resources Corporation dated January 7, 1997 and to all references to our Firm included in this Registration Statement

                                    Very truly yours,


                                    /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                    -------------------------------------------
                                    RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS

Dated:  January 7, 1997
        Denver, Colorado